BOISE CASCADE CORPORATION

        1983 BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN

                (As Amended Through July 29, 1993)

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                     BOISE CASCADE CORPORATION

        1983 BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN


1. Purpose of the Plan. The purpose of the Boise Cascade Corporation 1983 Board of Directors Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing directors of the Company the opportunity to defer a portion or all of their Compensation and thereby encourage their productive efforts.

2.   Definitions.

     2.1 Change in Control. A Change in Control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provisions, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or an employee benefit plan maintained by the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof.

     2.2 Compensation. A Participant's fees for personal services rendered by a Participant as a director of the Company during a calendar year. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursements.

     2.3 Deferred Compensation Agreement. A written agreement between a Participant and the Company, whereby a Participant agrees to defer a portion of his Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

     2.4 Deferred Compensation and Benefits Trust. An irrevocable trust or trusts established or to be established by the Company with an independent trustee or trustees for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which nevertheless will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency and with respect to which the Company shall have received a ruling from the Internal Revenue Service that the trust is a "grantor trust" for federal income tax purposes.

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     The Deferred Compensation and Benefits Trust contains the
following additional provisions:

     (a) If a Change in Control of the Company does not occur within one year after the Potential Change in Control, the Company may reclaim the assets transferred to the trustee or trustees subject to the requirement that it be again funded upon the occurrence of another Potential Change in Control.

     (b) Upon a Change in Control, the assets of the Deferred Compensation and Benefits Trust shall be used to pay benefits under this Plan, except to the extent such benefits are paid by the Company, and the Company and any successor shall continue to be liable for the ultimate payment of those benefits.

     (c) The Deferred Compensation and Benefits Trust will be terminated upon the exhaustion of the trust assets or upon payment of all the Company's obligations.

     (d) The Deferred Compensation and Benefits Trust shall contain other appropriate terms and conditions consistent with the purposes sought to be accomplished by it. Prior to a Change in Control, the Deferred Compensation and Benefits Trust may be amended from time to time by the Company, but no such amendment may substantially alter any of the provisions set out in the preceding paragraphs.

     2.5  Director.  A member of the Board of Directors of Boise
Cascade Corporation as elected by the shareholders.

     2.6 Early Benefit Commencement Date. The first day of the month following a Participant's Termination for reasons other than death prior to attainment of age 70 or after the four-year deferral the date selected by a Participant to begin benefit payments. An election to begin benefit payments must be made prior to January
1 of the year in which benefits commence.

     2.7 Minimum Death Benefit. The Minimum Death Benefit shall be a multiple of the total amount of Compensation to be deferred over the four-year period. The multiple shall be determined according to the Participant's age at the beginning of the Plan (January 1, 1984):

                                    Multiple
                                  of Deferred
            Age                   Compensation

            65 and over                 2
            60                          3
            55                          4
            50                          5

     The Multiple shall be interpolated to the Participant's age on his or her last birth date on the date the Participant begins deferrals under the Plan. For example, Age 54 would have a multiple of 4.2.

     2.8 Moody's Plus 4%. The Company shall accumulate the Participant's deferred compensation with monthly interest equivalent to an annualized rate of 4% more than Moody's Composite Average of Yields on Corporate Bonds for the preceding calendar month as determined from Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Board.

     2.9 Normal Benefit Commencement Date. The first day of the month coincident with or next following a Participant's 70th birthday.

     2.10 Participant. A Director who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

     2.11 Potential Change in Control. A Potential Change in Control of the Company shall be deemed to have occurred if (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company,
(B) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;
(C) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities; or (D) the Board of Directors adopts a resolution to the effect that a Potential Change in Control of the Company for purposes of this Agreement has occurred.

     2.12 Termination. The Participant's ceasing to be a Director of the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death.

3. Administration and Interpretation of the Plan. The Company shall administer and interpret the Plan, and interpretation by the Company shall be final and binding upon a Participant. The Company may adopt rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Company may also delegate administrative responsibilities to advisors or other persons who are not employees of the Company and may rely upon information or opinions of legal counsel or experts selected to render advice with respect to the Plan.

4.   Participant Compensation Deferral.

     4.1 Compensation Deferral. Prior to December 20, 1983, a Director who wishes to participate in the Plan shall execute a written Deferred Compensation Agreement, in the format provided by the Company, whereby the Director elects to defer a portion of his Compensation otherwise earned and payable on or after January 1, 1984. The amount of annual Compensation to be deferred shall be a minimum of $5,000 per year and increments of $1,000 up to all Compensation. The period during which Compensation is deferred shall be the four (4) calendar years immediately following 1983. The amount deferred shall result in corresponding reductions in the Compensation payable to a Participant.

     4.2 New Directors. A Director who first attains such status subsequent to January 1, 1984, shall be entitled to participate in the Plan for all full calendar years after being elected a Director and prior to January 1, 1988, and shall be bound by all terms and conditions of the Plan.

     4.3 Alteration of Compensation Deferral. The amount of Compensation to be deferred, once selected by a Participant, shall be irrevocable except upon written approval by the Company. A request to alter the amount of Compensation deferred shall be submitted by a Participant in writing to the Company prior to January 1 of the year that such modification is requested and shall detail the reasons for the modification. If a modification of the deferral amount is granted by the Company, the modification shall be effective for all future years of participation; and all benefits under the Plan shall be adjusted to reflect the new deferred amount and also to reflect any costs incurred by the Company to effect the adjusted benefits payable to the Participant.

     4.4 Prior Deferrals. A Participant may transfer to this Plan any account balance that he or she may have, as of December 31, 1983, under the Boise Cascade Corporation Directors' Deferred Compensation Policy, adopted December 16, 1971. The election to transfer must be made prior to December 31, 1983.

5.   Payment of Deferred Amounts.

     5.1 Participant Account. The Company shall maintain for each Participant an account by accumulating his Compensation deferred and, each month, the account shall be updated with a monthly rate of interest equal to Moody's plus 4%.

     5.2 Plan Benefits. Upon Early or Normal Benefit Commencement Date, a Participant shall be paid his account in a lump sum or in equal quarterly installments calculated to distribute his account plus accrued interest for a period of not more than 15 years. Unpaid balances under the installment election continue to earn interest at the rate of Moody's plus 4%. The Participant shall elect the method of payment prior to the calendar year in which the first installment is made. If a Participant does not make an election, his account shall be paid out in quarterly installments over 15 years. A Participant may request a change in the payout election anytime prior to January 1 of the year benefits are scheduled to be paid, provided that the request is received by the Company at least 30 days prior to the date benefits are scheduled to be paid. The changed payout election must be one of the payout options in the original deferral agreement. Such request must be in writing and shall be approved or denied at the sole discretion of the Company. No change will be permitted that would allow a payment to be made earlier than originally elected in the Deferred Compensation Agreement.

     5.3 Payment on Death After Benefits Commence. If a Participant dies after his benefits have commenced and prior to the distribution of his entire account, his beneficiary shall receive any benefit payments that would have been paid to the Participant. In lieu of the monthly benefit payments, upon the request of the Participant's beneficiary, the Company may, in its sole discretion, make a lump-sum payment to the Participant's beneficiary.

     5.4 Death Benefit. If a Participant should die while a Participant in the Plan and prior to the commencement of Plan distributions, the Company shall pay his or her designated beneficiary or beneficiaries the greater of the accumulated account balance or the Minimum Death Benefit.

          Notwithstanding any provision in this Plan to the contrary, a Participant or Beneficiary may at any time request a single lump-sum payment of the amount credited to an account or accounts of the Participant under the Plan. The amount of the payment shall be equal to (i) the Participant's accumulated account balance under the Plan as of the payment date, reduced by (ii) an amount equal to 10% of such accumulated account balance. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. This request must be made in writing to the Company. The lump-sum payment shall be made within 30 days of the date on which the Company received the request for the distribution. If a request is made under this provision, the Participant shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after such request is made. In addition, in such event any deferred compensation agreement under any nonqualified deferred compensation plan of the Company shall not be effective with respect to Compensation payable to the Participant during this 12-month period.

     5.5 Recipients of Payments; Designation of Beneficiary. All payments to be made by the Company shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under the Plan shall be to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with the Company in such form as the Company may prescribe. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

6.   Miscellaneous.

     6.1 Assignability. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, to his or her designated beneficiary, or in the absence of a designation, by will or to his or her legal representative.

     6.2 Taxes. The Company shall deduct from all payments made hereunder all applicable federal or state taxes which may be required by law to be withheld from such payments.

     6.3. Construction. The Plan shall be construed according to the laws of the State of Idaho.

     6.4 Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by a Participant to the Company shall be made in writing and in such form as the Company shall prescribe. Such communication shall be effective upon mailing, if sent by first class mail, postage prepaid, and addressed to the Company's office at One Jefferson Square, Boise, Idaho 83728.

     6.5  Unsecured General Creditor.  Except as provided in
Section 8 hereof, participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired to the Company ("Policies"). Such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

7. Amendment and Termination. The Board of Directors may, at any time, amend the Plan, provided that the amendment shall not adversely affect any right or benefit of a Participant accrued under the Plan prior to the amendment without the prior consent of a Participant.

8. Deferred Compensation and Benefits Trust. The Company is establishing a Deferred Compensation and Benefits Trust ("Trust"), and the Company shall comply with the terms of the Trust. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the Trust an amount of cash, marketable securities, or other property acceptable to the trustee(s) equal in value to 105 percent of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the Trust, to pay the Company's obligations under this Agreement (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee(s) subject to and in accordance with the terms of the Trust. In addition, from time to time the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee(s) as may be necessary in order to maintain the Funding Amount with respect to this Plan.